UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 1, 2020
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange acct of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, Sharps Compliance Corp. (the "Company", "Sharps" or "we") announced the appointment of Adrian W. Burke as the Company’s Senior Vice President of Operations, an officer position. Mr. Burke will have oversight responsibility for the Company's operations and will focus on developing and executing an operational strategic plan in support of the Company’s mid-to-long term growth goals.

Mr. Burke brings extensive operations, logistics and transportation expertise from his experience in the private sector for a variety of multinational companies, as well as his career in the United States Marine Corps. Most recently he served as Program Manager, Global Supply Chain Growth Projects and Strategic Initiatives for Sabic, Americas, a multinational petrochemical and agri-nutrient manufacturer. From 2016 to 2019, Mr. Burke was Operations Director for Goodpack USA, Inc., a global logistics provider. He has also worked with Ferrellgas MLP and Exel Logistics as Director of Operations. Mr. Burke is a graduate of Texas A&M University, holds an MBA from National University in San Diego, a Master of Arts in National Security and Strategic Studies from the Naval War College and a Master of Science in National Resource Strategy (Industrial Economics) with a concentration in Supply Chain Management from the Industrial College of the Armed Forces.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Burke executed a letter agreement with the Company, pursuant to which he agreed to serve as the Senior Vice-President of Operations of the Company effective on June 29, 2020. The offer letter provides that Mr. Burke will receive an annual base salary of $200,000 (payable at the bi-weekly rate of $7,692.31). In connection with the appointment, Mr. Burke was granted an option to purchase 75,000 shares of the Company’s common stock under the Sharps Compliance Corp. 2010 Stock Plan. The option has a seven (7) year term and vests at the rate of 25% per year (at each of the first four anniversary dates). The exercise price of the option is the closing price on June 29, 2020, or $6.90 per share.

Item 9.01.    Financial Statements and Exhibits.
(a)        Financial Information
Not applicable
(b)        Pro Forma Financial Information
Not applicable
(c)        Exhibits
Exhibit Description
99.1     Press Release, dated July 1, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2020                     SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number    Description

99.1	Press Release, dated July 1, 2020